KENNEDY WILSON

Q4 2024

Earnings Release and Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
Fourth Quarter and Full Year December 31, 2024

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information included in this release and also available at www.kennedywilson.com.

KENNEDY WILSON REPORTS Q4 AND FULL YEAR 2024 RESULTS

Beverly Hills, California (February 26, 2025) - Kennedy-Wilson Holdings, Inc. (NYSE: KW), a leading global real estate investment company with $28 billion in AUM across its real estate equity and debt investment portfolio, today reported the following results for the fourth quarter and full year of 2024:
Financial Results

(Amounts in millions, except per share data)	Q4		Full Year
GAAP Results	2024	2023	2024	2023
GAAP Net Income (Loss) to Common Shareholders[1]	$33.1	$(247.8)	$(76.5)	$(341.8)
Per Diluted Share	0.24	(1.78)	(0.56)	(2.46)

(Amounts in millions)	Q4		Full Year
Non-GAAP Results	2024	2023	2024	2023
Adjusted EBITDA	$190.8	$(129.4)	$539.7	$189.8
Adjusted Net Income (Loss)	75.3	(195.9)	94.3	(151.3)

Adjusted EBITDA - Key Components (at KW share)
Baseline EBITDA: Property NOI, loan income, and inv. mgt fees (net of compensation and general and administrative expenses)	$97.8	$95.5	$407.1	$392.5
Realized gain/(loss) on the sale of real estate	81.2	(10.7)	196.4	111.6
Changes in the fair value of the Co-investment portfolio and carried interests	9.1	(175.5)	(42.9)	(282.9)
Other income/(loss)	2.7	(38.7)	(20.9)	(31.4)
Adjusted EBITDA	$190.8	$(129.4)	$539.7	$189.8
1 Includes non-cash charges totaling $33 million, $227 million, $213 million, and $473 million for Q4-24, Q4-23, FY-24, and FY-23, respectively, which primarily includes depreciation and amortization and fair value changes.

“The fourth quarter capped off an active year of completing over $4 billion in capital deployment and achieving significant progress across our key initiatives," said William McMorrow, Chairman and CEO of Kennedy Wilson. "In Q4, we successfully generated $122 million in cash through our asset sale plan, repaid $262 million in unsecured debt, and achieved an 83% growth in investment management fees compared to Q4-23. We also saw improved earnings for both the fourth quarter and the full year, with growth across all key components of Adjusted EBITDA. As we enter 2025, our global platform continues to gain momentum, focused on growing our rental housing and investment management business while reducing unsecured debt."

Portfolio & Operations Update
•Investment Management Fees Increase by 83%: Investment Management Fees grew by 83% in Q4-24 (vs Q4-23) to $30 million primarily as a result of increasing levels of recurring base management fees and originations from KW's debt investment platform. Investment Management Fees grew by 60% to $99 million in FY-24 (vs. FY-23).
•Q4 Assets Sales Generate $122 million of Cash: Completed $615 million in gross asset sales, in which the Company's share was 43%. The sales generated $122 million of cash to KW and

$81 million of net gains on sale. Since Q3-23, the Company has generated $554 million of cash from non-core asset sales, including $475 million in 2024.
◦Estimated Annual NOI: Estimated Annual NOI of $467 million, with the change in Q4-24 primarily driven by non-core asset dispositions and FX:

	Est. Annual NOI To KW ($ in millions)	Fee-Bearing Capital ($ in billions)
As of Q4-23	$492	$8.4
As of Q3-24	492	8.8
Transaction activity, net[1]	(14)	0.1
Assets stabilized/(unstabilized)	(3)	—
Operations	4	—
FX and other	(12)	(0.1)
Total as of Q4-24	$467	$8.8

1 Includes real estate acquisitions, dispositions, loan fundings and loan repayments completed during Q4-24. The Company also completed $1.4 billion in loan originations during Q4-24, which will primarily be funded in future quarters.

•Strong Multifamily Same Property Performance1: Improving Occupancy Leads to NOI Growth

	Q4 - 2024 vs. Q4 - 2023				FY - 2024 vs. FY- 2023
Multifamily	Occupancy	Revenue	Expenses	NOI (Net Effective)	Occupancy	Revenue	Expenses	NOI (Net Effective)
Market Rate	1.0%	2.6%	(2.9)%	5.6%	1.0%	2.9%	2.1%	3.2%
Affordable	(1.3)%	8.1%	3.7%	10.5%	0.4%	6.1%	7.4%	5.5%
Combined	0.4%	3.7%	(1.6)%	6.5%	0.8%	3.5%	3.1%	3.6%
(1) Excludes minority-held investments and assets undergoing development or lease-up.
•Development and Lease-up Portfolio Expected To Add ~$65 million in Estimated Annual NOI:
•Development Spend Completes: In 2024, the Company spent $40 million of cash on development vs. $151 million spent in 2023. The Company has minimal equity commitments related to its current development projects in FY-25.
Investment Management Business
•Launched UK Single-Family Rental Housing Joint Venture with Canadian Pension Plan Investment Board ("CPP Investments") Targeting £1 Billion in Assets:
◦CPP Investments initial commitment of £500 million to the joint-venture, in which KW has a 10% ownership interest.
◦In Q4-24, acquired seven development sites which grew platform to over 900 planned units (including seed assets) and $361 million of investment.
◦Active pipeline of opportunities totaling over 1,000 units, with the current platform capacity to potentially reach approximately 4,000 units at full capital deployment.
•Fee-Bearing Capital Has $7.1 billion in Incremental Commitments: In addition to the $8.8 billion in Fee-Bearing Capital, the Company has future incremental Fee-Bearing Capital consisting of the following:
◦$4.1 billion in future fundings on previously originated loans within the Debt Investment Platform.

◦$3.0 billion in incremental non-discretionary capital available from certain strategic partners for equity and debt investment.
•Debt Investment Platform Completes $1.4 billion in Q4-24 Originations:
◦Q4-24 Investment Activity Increases Platform By 9%: In Q4-24, originated $1.4 billion of new construction loans, completed $339 million in additional fundings on existing loans, and realized $486 million in repayments. For 2024, total originations totaled $3.5 billion.
◦Debt Investment Platform to $9 Billion: Includes $4.9 billion in outstanding loans ($4.6 billion of Fee-Bearing Capital) and $4.1 billion of future funding commitments. KW has an average ownership of 4%.
◦Strong Pipeline: Over $1 billion in new originations in process for Q1-25 (including $394 million that have closed to date), all of which relate to multifamily or student-housing construction projects.

Real Estate Investment Activity

•$379 million in Gross Acquisitions ($42 million at share):
◦Co-Investment Portfolio: Completed $379 million in gross real estate acquisitions, including two multifamily properties in the Pacific Northwest acquired by a fund managed by KW for $109 million and seven single-family housing sites acquired by the Company's UK single-family rental platform for $270 million. The Company had a weighted-average 11% ownership interest in these acquisitions.

•$615 million in Gross Dispositions ($264 million at share) Generate $122 million in Cash to KW:
•Consolidated Portfolio:
◦Sold a 47-year old 460-unit multifamily property in Santa Maria, CA for $116 million, which generated $36 million of cash and a gain on sale of $56 million to KW. The Company acquired the property in 2011 for $42 million.
•Co-Investment Portfolio:
◦Recapitalization: Completed a recapitalization of a multifamily property located in Seattle, WA, in which the Company previously owned a 51% ownership interest. The recapitalization resulted in the Company entering into a joint venture with new capital partners and selling its ownership interest down to 10% of the new joint venture. The recapitalization resulted in $25 million of cash and a $33 million gain on sale to the Company.
◦Sales: The Company sold $306 million of real estate investments (KW share 11%) comprised of one retail asset and two multifamily properties as well as sales from its non-core residential holdings.

Balance Sheet and Liquidity
•Cash and Line of Credit Availability: The Company repaid $78 million on its revolving credit facility during Q4-24. As of December 31, 2024, Kennedy Wilson had cash and cash equivalents of $218 million(1) and $98 million drawn on its $550 million revolving credit facility.

•KWE Bond Redemption: Completed €175 million redemption of its €475 million outstanding euro-denominated 3.25% notes due November 2025 (the "Notes") issued by Kennedy Wilson Europe Real Estate Limited, a wholly-owned subsidiary of Kennedy Wilson. The redemption was funded using cash proceeds from asset sales and existing liquidity. A total of €300 million in aggregate nominal amount of the Notes remain outstanding.
•Debt Profile: Kennedy Wilson's share of debt had a weighted average effective annual interest rate of 4.6% and a weighted-average maturity of 4.9 years as of December 31, 2024. Approximately 97% of the Company's share of debt is either fixed (77%) or hedged with interest rate derivatives (20%).
•Interest Rate Hedging Strategy: The Company hedges its floating rate exposure through the use of interest rate caps and swaps:
◦Interest rate hedges have a weighted-average maturity of 1.2 years.
◦Received $8 million of cash from interest rate derivatives in Q4-24 and $41 million in FY-24, which are not reflected as an offset to interest expense.
•Foreign Currency Hedging Strategy: Kennedy Wilson hedges its exposure to foreign currency fluctuations by borrowing in the currency in which it invests and using foreign currency hedging instruments. As of December 31, 2024, the Company has hedged approximately 90% of the carrying value of its foreign currency investments, using local currency debt as well as hedging instruments with a weighted-average term of 1.0 year.
•2024 Dividend Taxability: The Company's 2024 dividend distributions were characterized as 100.00% taxable. Please refer to kennedywilson.com for further information.

Footnotes
(1) Represents consolidated cash and includes $94 million of restricted cash, which is included in cash and cash equivalents and primarily relates to lender reserves associated with consolidated mortgages that we hold on properties and reserves held on behalf of the borrowers under our construction loans. These reserves typically relate to interest, tax, insurance and future capital expenditures at the properties. Additionally, we are subject to withholding taxes to the extent we repatriate cash from certain of our foreign subsidiaries. Under the KWE Notes covenants we have to maintain certain interest coverage and leverage ratios to remain in compliance (see "Indebtedness and Related Covenants" for more detail on KWE Notes in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2024, filed with the Securities and Exchange Commission on November 5, 2024). Due to these covenants, we evaluate the tax and covenant implications before we distribute cash, which could impact the availability of funds at the corporate level. The Company's share of cash, including unconsolidated joint-ventures, totals $352 million.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 9:00 a.m. PT/ 12:00 p.m. ET on Thursday, February 27. The direct dial-in number for the conference call is (844) 340-4761 for U.S. callers and (412) 717-9616 for international callers.
A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 5703186.
The webcast will be available at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=KDrNtGqb. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE: KW) is a leading real estate investment company with $28 billion of assets under management in high growth markets across the United States, the UK and Ireland. Drawing on decades of experience, our relationship-oriented team excels at identifying opportunities and building value through market cycles, closing more than $60 billion in total transactions across the property spectrum since going public in 2009. Kennedy Wilson owns, operates, and builds real estate within our high-quality, core real estate portfolio and through our investment management platform, where we target opportunistic equity and debt investments alongside our partners. For further information, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	December 31,
	2024	2023
Assets
Cash and cash equivalents	$217.5	$313.7
Accounts receivable, net	38.7	57.3
Real estate and acquired in place lease values (net of accumulated depreciation and amortization of $949.1 and $957.8)	4,290.4	4,837.3
Unconsolidated investments (including $1,884.4 and $1,927.0 at fair value)	2,042.4	2,069.1
Loan purchases and originations, net	231.1	247.2
Other assets, net	141.0	187.5
Total assets	$6,961.1	$7,712.1

Liabilities
Accounts payable	$10.8	$17.9
Accrued expenses and other liabilities (including $225.2 and $234.4 of deferred-tax liabilities)	529.4	597.8
Mortgage debt	2,597.2	2,840.9
KW unsecured debt	1,877.9	1,934.3
KWE unsecured bonds	309.8	522.8
Total liabilities	5,325.1	5,913.7
Equity
Cumulative perpetual preferred stock	789.7	789.9
Common stock	—	—
Additional paid-in capital	1,712.8	1,718.6
Accumulated deficit	(493.7)	(349.0)
Accumulated other comprehensive loss	(407.6)	(404.4)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,601.2	1,755.1
Noncontrolling interests	34.8	43.3
Total equity	1,636.0	1,798.4
Total liabilities and equity	$6,961.1	$7,712.1

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue
Rental	$97.6	$99.7	$390.6	$415.3
Hotel	—	14.4	9.3	57.1
Investment management fees	29.9	16.3	98.9	61.9
Loan	7.5	9.1	31.2	26.1
Other	0.5	0.6	1.4	2.2
Total revenue	135.5	140.1	531.4	562.6

Income (loss) from unconsolidated investments
Principal co-investments	56.2	(155.1)	56.2	(188.5)
Carried interests	(4.6)	(28.0)	(49.7)	(64.3)
Total income (loss) from unconsolidated investments	51.6	(183.1)	6.5	(252.8)

Gain (loss) on sale of real estate, net	47.3	(11.0)	160.1	127.6

Expenses
Rental	36.8	38.9	150.0	152.6
Hotel	—	10.5	7.6	37.9
Compensation and related (including $6.3, $12.8, $23.6, $34.5 of share-based compensation	45.4	40.7	134.8	139.4
Carried interests compensation	(1.1)	(9.6)	(16.6)	(15.1)
General and administrative	10.8	10.2	38.8	35.7
Depreciation and amortization	36.1	39.5	148.3	157.8
Total expenses	128.0	130.2	462.9	508.3
Interest expense	(65.7)	(66.7)	(261.1)	(259.2)
Loss on early extinguishment of debt	(1.2)	—	(1.7)	(1.6)
Other income (loss)	10.2	(27.0)	4.2	(5.0)
Income (loss) before provision for income taxes	49.7	(277.9)	(23.5)	(336.7)
(Provision for) benefit from income taxes	(6.0)	42.0	(10.2)	55.3
Net income (loss)	43.7	(235.9)	(33.7)	(281.4)
Net loss (income) attributable to noncontrolling interests	0.3	(1.0)	0.7	(22.4)
Preferred dividends	(10.9)	(10.9)	(43.5)	(38.0)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$33.1	$(247.8)	$(76.5)	$(341.8)
Basic earnings (loss) per share
Earnings (loss) per share	$0.24	$(1.78)	$(0.56)	$(2.46)
Weighted average shares outstanding	137,432,641	139,034,415	137,778,812	138,930,517
Diluted earnings (loss) per share
Earnings (loss) per share	$0.24	$(1.78)	$(0.56)	$(2.46)
Weighted average shares outstanding	137,932,019	139,034,415	137,778,812	138,930,517
Dividends declared per common share	$0.12	$0.24	$0.60	$0.96

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)
The table below reconciles Adjusted EBITDA to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s Pro-Rata share amounts for each adjustment item.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$33.1	$(247.8)	$(76.5)	$(341.8)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	97.4	96.3	389.6	355.9
Loss on early extinguishment of debt	1.2	—	1.7	1.6
Depreciation and amortization	35.9	39.1	147.2	156.0
Provision for (benefit from) income taxes	6.0	(40.7)	10.6	(54.4)
Preferred dividends	10.9	10.9	43.5	38.0
Share-based compensation(2)	6.3	12.8	23.6	34.5
Adjusted EBITDA	$190.8	$(129.4)	$539.7	$189.8
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.
(2) Q4-23 includes $5.5 million related to one-time termination related costs.

Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles Adjusted Net Income to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s Pro-Rata share amounts for each adjustment item.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$33.1	$(247.8)	$(76.5)	$(341.8)
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	35.9	39.1	147.2	156.0
Share-based compensation(2)	6.3	12.8	23.6	34.5
Adjusted Net Income (Loss)	$75.3	$(195.9)	$94.3	$(151.3)

Weighted average shares outstanding for diluted	137,932,019	139,034,415	137,778,812	138,930,517
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.
(2) Q4-23 includes $5.5 million related to one-time termination related costs.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net (loss) income before interest expense, loss (gain) on early extinguishment of debt, our share of interest expense included in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, preferred dividends, provision for (benefit from) income taxes, our share of taxes included in unconsolidated investments, share-based compensation expense for the Company, and EBITDA attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not remove all non-cash items or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

·    "Adjusted Fees" refers to Kennedy Wilson’s gross investment management and property services fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, and performance fees included in unconsolidated investments. Our management uses Adjusted Fees to analyze our investment management and business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management and property services fees and makes the Company comparable to other real estate companies that provide investment management but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·   "Adjusted Net Income" represents net income (loss) before depreciation and amortization, Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments, share-based compensation, and excluding net income attributable to noncontrolling interests, before depreciation and amortization. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Baseline EBITDA" is a non-GAAP measure representing net (loss) income less total income from unconsolidated investments, gain (loss) on sale of real estate, net, other income (loss) and non-controlling interest, plus share-based compensation, carried interest compensation, depreciation and amortization, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes, NOI from unconsolidated investments (at KW’s share) and fees eliminated in consolidation.

·  "Cap rate" represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable. Capitalization ("Cap") rates discussed in this report only include data from income-producing properties. The Company calculates cap rates based on information that is supplied to it during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in the Company's financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future net operating income ("NOI"). Properties for which a cap rate is discussed may not continue to perform at that cap rate.
·  "Carried interests” refers to amounts that are allocated to the Company under Funds and the Co-Investment investments based on the cumulative performance of such venture and are subject to preferred return thresholds of the partners of such venture. In the case of Funds, carried interests represent an allocation relating to the performance of investment management services, whereas in the case of a Co-Investment, carried interests represent returns for the performance of the underlying investments in the Co-Investment investments structures subject to collaborative decision-making.
·  "Carried interests compensation” refers to any carried interests earned by certain commingled funds and separate account investments to be allocated to certain non-NEO employees of the Company, as approved by the compensation committee of the Company’s board of directors.
·    "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. For assets wholly-owned and fully occupied by KW, the Company provides an estimated NOI for valuation purposes of $4.2 million, which includes an assumption for applicable market rents. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2024, the NOI represents estimated Year 1 NOI from our original underwriting. Estimated year 1 NOI for properties purchased in 2024 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures, commingled funds, and debt platform that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.
·   "Net operating income" or "NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·    "Principal co-investments” consists of the Company’s share of income or loss earned on investments in which the Company can exercise significant influence but does not have control. Income from unconsolidated investments includes income from ordinary course operations of the underlying investment, gains on sale, fair value gains and losses.
·    "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.
·    "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental, hotel and loans and other revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·    "Real Estate Assets under Management" ("AUM") generally refers to the properties and other assets with respect to which the Company provides (or participates in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. AUM is principally intended to reflect the extent of the Company's presence in the real estate market, not the basis for determining management fees. AUM consists of the total estimated fair value of the real estate properties, total loan commitments made through out debt investment platform, inclusive of both currently outstanding loan amounts and contractual future fundings, and other real estate-related assets either owned by third parties, wholly-owned by the Company or held by joint ventures and other entities in which its sponsored funds or investment vehicles and client accounts have invested. The estimated value of development properties is included at estimated completion cost. The accuracy of estimating fair value for investments cannot be determined with precision and cannot be substantiated by comparison to quoted prices in active markets and may not be realized in a current sale or immediate settlement of the asset or liability (particularly given the ongoing macroeconomic conditions such as, but not limited to recent adverse developments affecting regional banks and other financial institutions, and ongoing military conflicts around the world and uncertainty with respect to fluctuating interest rates continue to fuel recessionary fears and create volatility in Kennedy Wilson's business results and operations). Recently, there has also been a lack of liquidity in the capital markets as well as limited transactions which has had an impact on the inputs associated with fair values. Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including capitalization rates, discount rates, liquidity risks, and estimates of future cash flows could significantly affect the fair value measurement amounts. All valuations of real estate involve subjective judgments.
·    "Same property" refers to stabilized consolidated and unconsolidated properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared. This analysis excludes properties that during the comparable periods (i) were acquired, (ii) were sold, (iii) are either under development or undergoing lease up or major repositioning as part of the Company’s asset management strategy, (iv) were investments in which the Company holds a minority ownership position, and (v) certain non-recurring income and expenses. The analysis only includes Office, Multifamily and Hotel properties, where applicable. To derive an appropriate measure of operating performance across the comparable periods, the Company removes the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S. dollar, for both periods. Amounts are calculated using Kennedy Wilson’s ownership share in the Company’s consolidated and unconsolidated properties. Management evaluates the performance of the operating properties the Company owns and manages using a “same property” analysis because the population of properties in this analysis is consistent from period to period, which allows management and investors to analyze (i) the Company’s ongoing business operations and (ii) the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates and operating costs. Same property metrics are widely recognized measures in the real estate industry, however, other publicly-traded real estate companies may not calculate and report same property results in the same manner as the Company. Please also see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Non-GAAP Measures and Reconciliations” for a reconciliation of “same property” results to the most comparable measure reported under GAAP.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Investor Relations	Corporate Headquarters
Daven Bhavsar, CFA	151 S. El Camino Drive
(310) 887-3431	Beverly Hills, CA 90212
dbhavsar@kennedywilson.com	www.kennedywilson.com

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	December 31, 2024	December 31, 2023

Market Data
Common stock price per share	$9.99	$12.38
Common stock and convertible preferred stock
Common stock shares outstanding	137,442,778	138,727,521
Shares of common stock underlying convertible perpetual preferred stock and warrants(1)(2)(3)	37,478,315	37,468,568
Total Common stock outstanding and underlying convertible perpetual preferred stock and warrants	174,921,093	176,196,089

Equity Market Capitalization	$1,747.5	$2,181.3

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt	5,298.7	5,538.8
Senior notes payable	1,800.0	1,800.0
Kennedy Wilson Europe bonds	310.5	524.3
Credit Facility ($550 million capacity)	98.3	150.4
Total Kennedy Wilson's share of debt	7,507.5	8,013.5
Total Capitalization	$9,255.0	$10,194.8
Less: Kennedy Wilson's share of cash	(352.3)	(403.0)
Total Enterprise Value	$8,902.7	$9,791.8
(1) Assumes conversion of $300 million of our Series A convertible perpetual preferred stock based on current conversion price of $25.00 per share. The Series A preferred stock is callable by Kennedy Wilson on and after October 15, 2025.
(2) Assumes exercise of warrants based on current conversion price of $23.00 per share, which were issued along with $300 million Series B perpetual preferred stock. The Series B preferred stock is callable by Kennedy Wilson at any time.
(3) Assumes exercise of warrants based on current conversion price of $16.21 per share, which were issued along with $200 million Series C perpetual preferred stock. The Series C preferred stock is callable by Kennedy Wilson at any time.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of December 31, 2024
(Unaudited, Dollars in millions)
Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of December 31, 2024.

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)	Page #
Income Producing Assets
1	Multifamily(2)	35,895 units	94.7%	$296.6	21
2a	EU Office	2.4 million consolidated square feet 0.7 million co-investment square feet	92.9%	91.6	22
2b	U.S. Office	0.8 million consolidated square feet 4.2 million co-investment square feet	86.9%	29.4
3	Industrial	11.2 million co-investment square feet	97.9%	17.1	23
4	Loan Investments	118 loan investments KW Loan Balance of $256 million	N/A	20.6	24
5	Retail	2.1 million square feet	86.6%	11.3	25
	Total Estimated Annual NOI			$466.6

Lease-up, Development, and Non-income Producing Assets				KW Gross Asset Value
6	Lease-up Portfolio(3)(4)	Est. Annual NOI at stabilization: $53-$58 million	30.1%	$1,070.4	26
7	Development Projects(3)(4)	Est. Annual NOI at stabilization: $10 million	N/A	295.9	27
8	Residential, and other(3)	19 investments	N/A	261.3	25
	Total KW Gross Asset Value			$1,627.6

Investment Management			Fee-Bearing Capital	Total
9	Investment Management - Base Fees	Asset management and origination fees (T-12)(5)	$8,800	$99.8	31
10	Carried Interests Receivable, net	Accrued carried interests receivable, net		$20.5

Net Debt, Hedges, and Share Count				Total
11	Consolidated Debt (KW share)	Secured and Unsecured Debt		$4,750.0
12	Unconsolidated Debt (KW Share)	Non-recourse Secured Debt		2,757.5
13	Cash (KW Share)	Cash		(352.3)
	Total Net Debt			$7,155.2	29

14	KW Share of Interest Rate and Currency Hedging Contracts(6)	Corporate and Property Level		18.4

	Total Common stock outstanding and underlying convertible preferred stock			174,921,093
(1) Based on weighted-average ownership figures held by KW.
(2) Includes 10,825 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $333.9 million as of December 31, 2024.
(3) See additional detail related to Lease-up, Development, and Non-income Producing Assets, as of December 31, 2024. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account (GAV-share of debt)
Lease-up	$1,070.4	$423.6	$646.8
Development	295.9	47.4	248.5
Residential and other	261.3	34.1	227.2
Total	$1,627.6	$505.1	$1,122.5
(4) Includes $168.4 million of gross asset value related to development that the Company owns through its investment in Vintage Housing Holdings as of December 31, 2024.
(5) Annual figures are representative of the trailing 12 months and are not indicators of the actual results that the Company will or expects to realize in any period.
(6) Includes $12.3 million included within net Other Assets and $6.1 million within Unconsolidated investments on the Company's Consolidated Balance Sheet.

Kennedy-Wilson Holdings, Inc.
Stabilized Portfolio
As of December 31, 2024
(Unaudited, Dollars in millions)
The following information reflects Kennedy Wilson's Pro-Rata share of Estimated Annual NOI (from income-producing assets) by geography and property type, as of December 31, 2024, of which 53% is derived from consolidated assets.

	Pacific Northwest	Southern California	Northern California	Mountain West	Other U.S.	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$48.1	$27.3	$27.2	$100.7	$—	$—	$39.4	$—	$—	$242.7
Multifamily - Affordable	32.7	6.2	3.8	11.2	—	—	—	—	—	53.9
Office	2.9	15.8	8.2	2.5	—	50.6	34.1	6.9	—	121.0
Industrial	—	—	1.9	1.3	—	12.3	1.3	—	0.3	17.1
Retail	—	0.7	—	—	—	5.6	5.0	—	—	11.3
Loans	0.8	6.3	2.8	2.6	6.9	1.2	—	—	—	20.6
Total Estimated Annual NOI	$84.5	$56.3	$43.9	$118.3	$6.9	$69.7	$79.8	$6.9	$0.3	$466.6

Kennedy-Wilson Holdings, Inc.
Segment Investment Summary
As of December 31, 2024
(Unaudited)
(Dollars in millions, except Fee-Bearing Capital)
The following summarizes Kennedy Wilson's income-producing portfolio by segment. Excluded below are lease-up, development, and residential and other investments.

Stabilized Portfolio
						KW Share of Estimated Annual NOI
KW Segment	Description	Balance Sheet Classification	MF Units	Comm. RSF	Loans	MF	Office	Industrial	Retail	Loans	Total	Fee-Bearing Capital(1) ($bn)	KW Gross Asset Value	KW Own. %(2)
1) Consolidated	Consists primarily of wholly-owned real estate investments	Consolidated	9,258	4.3	—	$140.0	$98.7	$—	$10.5	$—	$249.2	$—	$4,665.5	97%

2) Co-investment Portfolio:
~50% owned	Consists primarily of 50/50 investments with partners and our Vintage Housing joint-venture	Unconsolidated	20,879	0.6	—	146.3	13.4	—	0.4	—	160.1	1.2	2,958.4	48%
Minority-held	Includes fund investments, loans, and other minority-held investments	Unconsolidated	5,758	16.5	118	10.3	8.9	17.1	0.4	20.6	57.3	7.6	928.5	9%
Co-investment Portfolio			26,637	17.1	118	$156.6	$22.3	$17.1	$0.8	$20.6	$217.4	$8.8	$3,886.9	23%

Total Stabilized Portfolio			35,895	21.4	118	$296.6	$121.0	$17.1	$11.3	$20.6	$466.6	$8.8	$8,552.4	39%
(1) Includes Fee-Bearing Capital related to lease-up, development, and non-income producing assets.
(2) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Portfolio
As of December 31, 2024
(Unaudited)
(Dollars in millions, except average rents per unit)

		Consolidated	Co-Investment (Unconsolidated)
Multifamily	# of Assets	Market-Rate Units	Market-Rate Units	VHH Affordable Units(5)	Total # of Units	Market-Rate Occupancy (Asset Level)	Market-Rate Occupancy (KW Share)	VHH Affordable Occupancy	Total Occupancy (KW Share)	Average Rents(1)(2)(3)	KW Share of Estimated Annual NOI(4)
Mountain West	46	5,952	3,714	2,713	12,379	94.6%	94.9%	93.9%	94.8%	$1,630	$111.9
Pacific Northwest	57	1,280	5,051	6,562	12,893	93.2	93.7	93.1	93.4	2,099	80.8
Southern California	13	696	2,108	874	3,678	94.9	94.7	97.6	95.3	2,524	33.5
Northern California	11	1,330	1,657	676	3,663	94.0	93.1	97.3	93.7	2,245	31.0
Total Western U.S.	127	9,258	12,530	10,825	32,613	94.0%	94.4%	93.9%	94.3%	$1,899	$257.2
Ireland(4)	12	—	3,282	—	3,282	97.2	97.2	—	97.2	2,578	39.4
Total Stabilized	139	9,258	15,812	10,825	35,895	94.3%	94.7%	93.9%	94.5%	$1,974	$296.6

Lease-up Assets	4	—	232	672	904	See page 26 for more information
Development Projects	8	—	288	1,198	1,486	See page 27 for more information
Total	12	—	520	1,870	2,390

Total Multifamily	151	9,258	16,332	12,695	38,285
(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $1,510 per month, including $1,316, $1,549, $1,812, and $1,521 for Mountain West, Pacific Northwest, Southern California and Northern California, respectively.
(3) Excludes 619 units related to investment in Langdon Park Capital.
(4) Estimated foreign exchange rates are €1.00 = $1.03 USD and £1.00 = $1.25 USD, related to NOI.
(5) The Company has a 45% economic ownership interest in its Vintage Housing affordable portfolio.

Kennedy-Wilson Holdings, Inc.
Office Portfolio
As of December 31, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq ft)

		Consolidated	Co-Investment (Unconsolidated)
Office	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per sq ft(1)	Kennedy Wilson's Share of Estimated Annual NOI(2)
Pacific Northwest	2	—	0.6	0.6	89.5%	96.0%	$30.8	$2.9
Southern California(2)	6	0.5	0.9	1.4	80.8	86.3	50.1	15.8
Northern California	4	0.3	1.0	1.3	90.4	86.7	36.5	8.2
Mountain West	5	—	1.7	1.7	84.2	84.0	20.8	2.5
Total Western U.S.	17	0.8	4.2	5.0	85.4%	86.9%	40.5	29.4
United Kingdom(3)	8	1.2	0.2	1.4	88.2	88.0	44.9	50.6
Ireland(3)(4)	9	0.6	0.5	1.1	96.5	96.3	46.5	34.1
Italy(3)	6	0.6	—	0.6	100.0	100.0	13.3	6.9
Total Europe(3)	23	2.4	0.7	3.1	93.3%	92.9%	38.1	91.6

Total Stabilized	40	3.2	4.9	8.1	88.4%	91.0%	$38.9	$121.0

Lease-up Assets	10	0.9	1.4	2.3	See page 26 for more information
Development Projects	1	—	0.1	0.1	See page 27 for more information
Total	11	0.9	1.5	2.4

Total Office	51	4.1	6.4	10.5
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of December 31, 2024 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Includes our corporate headquarters wholly-owned by KW comprising 58,000 sq. ft., 100% occupancy, and $3.0 million in Estimated Annual NOI.
(3) Estimated foreign exchange rates are €1.00 = $1.03 USD and £1.00 = $1.25 USD, related to NOI.
(4) Includes our Irish headquarters wholly-owned by KW comprising 19,000 sq. ft., 100% occupancy, and $1.2 million in Estimated Annual NOI.

Kennedy-Wilson Holdings, Inc.
Industrial Portfolio
As of December 31, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq ft)

		Co-Investment (Unconsolidated)
Industrial	# of Assets	Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per sq ft(1)	Kennedy Wilson's Share of Estimated Annual NOI
Mountain West	4	0.9	98.3%	98.2%	$11.2	$1.3
Northern California	3	1.6	100.0	100.0	6.1	1.9
Total Western U.S.	7	2.5	99.4%	99.4%	7.4	3.2
United Kingdom(2)	73	7.7	97.3	97.9	9.6	12.3
Ireland(2)	21	0.8	92.0	93.0	9.4	1.3
Spain(2)	3	0.2	100.0	100.0	5.3	0.3
Total Europe(2)	97	8.7	96.9%	97.5%	9.5	13.9

Total Stabilized	104	11.2	97.4%	97.9%	$9.0	$17.1

Lease-up Assets	9	1.1	See page 26 for more information
Development Projects	4	0.1	See page 27 for more information
Total	13	1.2

Total Industrial	117	12.4
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of December 31, 2024 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.03 USD and £1.00 = $1.25 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Loan Investment Portfolio
As of December 31, 2024
(Unaudited)

Loan Investment	# of Loans	Average Interest Rate (KW Share)	Loan Balance (KW Share)	Kennedy Wilson's Share of Annual Interest Income
Southern California	22	8.5%	$73.7	$6.3
Northern California	16	6.4%	44.4	2.8
Mountain West	19	8.1%	32.1	2.6
Pacific Northwest	7	3.5%	23.2	0.8
Other U.S.	50	9.6%	71.4	6.9
Total U.S.	114	7.9%	$244.8	$19.4
United Kingdom(1)	4	10.4%	11.3	1.2
Total Loan Investment	118	8.0%	$256.1	$20.6
(1) Estimated foreign exchange rate is £1.00 = $1.34 USD related to Loan Balance and Annual Interest Income.

Loan Originations	Q4-24	YTD-24
# of Loan Originations	11	36
Gross Origination Commitment	$1,373.6	$3,463.6
KW Share of Commitment[1] (2.5%)	$34.3	$86.6
KW Origination Fee	$11.3	$31.7

(1) Pro-forma for a $236 million loan closed by the Company during Q4-24 and syndicated during Q1-25, in which KW's share is 2.5%. The origination fee associated with this loan will be reflected in Q1-25.

Fundings and Repayments	Q4-24		YTD-24
	Investment Level	KW Share	Investment Level	KW Share
Loan Fundings	$339.4	$10.7	$1,055.3	$43.4
Repayments	$486.0	$23.8	$1,012.1	$50.1

Kennedy-Wilson Holdings, Inc.
Other Investments
As of December 31, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq ft)

		Consolidated	Co-Investment (Unconsolidated)
Retail	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per sq ft(1)	Kennedy Wilson's Share of Estimated Annual NOI
Southern California	3	—	0.9	0.9	92.4%	86.5%	$62.4	$0.7
Total Western U.S.	3	—	0.9	0.9	92.4%	86.5%	62.4	0.7
United Kingdom(2)	5	0.9	0.1	1.0	89.1	85.1	14.3	5.6
Ireland(2)	1	0.2	—	0.2	76.7	76.7	44.9	5.0
Total Europe(2)	6	1.1	0.1	1.2	87.3%	83.3%	20.3	10.6

Total Retail	9	1.1	1.0	2.1	89.7%	86.6%	$20.8	$11.3
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of December 31, 2024 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.03 USD and £1.00 = $1.25 USD, related to NOI.

Hotel	# of Assets	Hotel Rooms
Hawaii (currently in lease-up)	1	150	See page 26 for more information
Total Hotel	1	150

Residential and Other	# of Investments	Total Acres	SFR Units Planned	KW Gross Asset Value
Southern California	2	527	—	$25.9
Hawaii	1	542	—	153.3
Total Residential	3	1,069	—	179.2
UK Single Family Rental(1)(2)	9	—	901	4.8
Other Investments	7	—	—	77.3
Total Residential and Other	19	1,069	901	$261.3
(1) Estimated foreign exchange rates are €1.00 = $1.03 USD and £1.00 = $1.25 USD, related to Gross Asset Value.
(2) Total committed purchase price of $361 million. KW has a 10% ownership in its UK Single Family Rental Housing platform.

Kennedy-Wilson Holdings, Inc.
Lease-up Portfolio
As of December 31, 2024
(Unaudited)
(Dollars in millions)
Lease-up Portfolio
This section includes the Company's assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete lease-up assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	MF Units	Leased %	KW Share Est Stabilized NOI	KW Est. Costs(1)	KW Gross Asset Value
2025
The Cornerstone	Ireland(2)	Multifamily	50%	1	27,000	232	50%	$3.1	$0.8	$62.3
Stockley Park	United Kingdom(2)	Office	100%	1	54,000	—	—	2.5	—	36.3
	2025 Subtotal			2	81,000	232	40%	$5.6	$0.8	$98.6
2026
Kona Village	Hawaii	Hotel	50%	1	—	—	N/A	$15-$20	$—	$375.0
Coopers Cross	Ireland(2)	Office	50%	1	395,000	—	—%	11.0	3.0	140.7
The Heights	United Kingdom(2)	Office	51%	1	356,000	—	65	8.1	—	71.0
90 East	Pacific Northwest	Office	100%	1	410,000	—	—	7.4	11.1	109.4
H4 and H7 at Hamilton Landing(3)	Northern California	Office	100%	1	118,000	—	34	2.8	5.8	35.9
	2026 Subtotal			5	1,279,000	—	21%	$44-$49	$19.9	$732.0

	Total Lease-Up			7	1,360,000	232	24%	$50-$55	$20.7	$830.6
Note: The table above excludes minority-held investments and three wholly-owned assets where the scope is still being explored, totaling KW Gross Asset Value of $190.7 million.

(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of December 31, 2024. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(2) Estimated foreign exchange rates are €1.00 = $1.03 USD and £1.00 = $1.25 USD, related to NOI.
(3)    Represents only hangar 4 and hangar 7 within the Hamilton Landing office campus. The remainder of Hamilton Landing, totaling 0.3 million square feet is stabilized.

Kennedy-Wilson Holdings, Inc.
Development Projects - Income Producing
As of December 31, 2024
(Unaudited)
(Dollars in millions)
Market Rate - Development Projects
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are shown at Kennedy Wilson's share.

					If Completed							Current
Property	Location	Type	Status	KW Ownership	Est. Completion Date(1)	Est. Stabilization Date	Commercial Sq. Ft.	MF Units	KW Share Est. Stabilized NOI	KW Est. Total Cost(1)	Est. Yield on Cost	KW Costs Incurred(2)	KW Est. Costs to Complete(2)
Cloudveil	Mountain West	Multifamily	Under Construction	63%	2025	2026	—	288	4	46	7%	22	23
Bend	Pacific Northwest	Multifamily	In Planning	43%	TBD	TBD	—	TBD	TBD	TBD	TBD	22	TBD
							—	288	$4	$46	6%	$44	$23
Note: The table above excludes minority-held development projects and three development projects where the scope is still being explored, totaling KW Gross Asset Value of $135 million.
(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of December 31, 2024. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson has no remaining equity commitments related to its active market-rate development projects. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.
(2) Includes land costs.
(3) Estimated foreign exchange rates are €1.00 = $1.03 USD and £1.00 = $1.25 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Lease-up and Development Projects
As of December 31, 2024
(Unaudited)
(Dollars in millions)
Vintage Housing Holdings - Lease-up and Development Projects
This section includes the Company's lease-up assets and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 45% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceeds from the sale of tax credits. The scope of these projects may change. There is no certainty the lease-up assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis	Leased %
Spanish Springs	Mountain West	Lease-up	n/a	2025	257	0.3	0.9	—	15
Washington Station	Mountain West	Lease-up	n/a	2025	205	0.6	0.7	—	28
Two10	Pacific Northwest	Lease-up	n/a	2025	210	13.2	1.2	13.2	27
Redfield	Mountain West	Under Construction	2025	2025	223	1.7	0.9	—	—
Beacon Hill	Pacific Northwest	Under Construction	2025	2026	272	3.0	1.7	2.3	—
Lockwood	Southern California	Under Construction	2026	2026	376	0.5	2.3	0.5	—
Lake Stevens	Pacific Northwest	In Planning	2026	2026	191	0.7	1.3	—	—
Folsom	Northern California	In Planning	2026	2026	136	3.2	0.6	3.2	—
					1,870	$23.2	$9.6	$19.2
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
As of December 31, 2024
(Unaudited)
(Dollars in millions)

	Consolidated @ KW Share			Unconsolidated
Maturity (5)	Secured(1)	Europe Unsecured Bonds(2)	KW Unsecured Debt(3)	Unconsolidated Secured	Vintage Housing		KW Share
2025	$100.5	$310.5	—	$417.0	$19.1	(6)	$847.1
2026	555.8	—	—	420.6	37.9		1,014.3
2027	341.2	—	—	333.0	5.5		679.7
2028	332.0	—	98.3	154.3	17.6		602.2
2029	284.0	—	600.0	468.3	18.3		1,370.6
2030	191.5	—	600.0	18.7	27.5		837.7
2031	580.2	—	600.0	103.9	11.8		1,295.9
2032	78.2	—	—	68.5	6.5		153.2
2033	77.8	—	—	52.5	68.1		198.4
2034	—	—	—	7.9	49.2		57.1
Thereafter	—	—	—	1.2	450.1		451.3
Total	$2,541.2	$310.5	$1,898.3	$2,045.9	$711.6		$7,507.5

Cash	(103.4)	(11.3)	(100.1)	(70.7)	(66.8)		(352.3)
Net Debt	$2,437.8	$299.2	$1,798.2	$1,975.2	$644.8		$7,155.2

Effective Interest Rate(4)	4.5%	3.3%	4.9%	4.6%	4.7%		4.6%
Years to Maturity(5)	4.1	0.9	5.1	3.0	14.3		4.9
(1) Excludes$71.9 million of secured consolidated debt related to noncontrolling interests, Excludes $14.5 million of unamortized loan fees and unamortized net discount of $1.4 million, as of December 31, 2024.
(2) Excludes $0.2 million of unamortized loan fees and unamortized net discount of $0.5 million, as of December 31, 2024.
(3) Excludes $23.1 million of unamortized loan fees and unamortized net premium of $2.7 million, as of December 31, 2024.
(4) Includes the effect of interest rate hedges.
(5) Reflects contractual maturity dates, including the effects of extension options.
(6) $14.4 million of Vintage Housing maturities in 2025 are expected to be paid off using tax credit equity.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of December 31, 2024
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's share of consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt
	Fixed Rate Debt	Floating with Interest Rate Hedges	Floating without Interest Rate Hedges	Total KW Share of Debt
Secured Investment Level Debt	$3,672.3	$1,407.7	$218.7	$5,298.7
Kennedy Wilson Europe Unsecured Bonds	310.5	—	—	310.5
KW Unsecured Debt	1,800.0	98.3	—	1,898.3
Total	$5,782.8	$1,506.0	$218.7	$7,507.5
% of Total Debt	77%	20%	3%	100%
Effective Interest Rate	4.4%	5.1%	6.1%	4.6%

	KW Share of Secured Investment Debt
	Multifamily	Office	Retail	Industrial	Hotels	Residential and Other	Total	% of KW Share
Pacific Northwest	$1,015.0	$48.0	$3.3	$—	$—	$—	$1,066.3	20%
Southern California	332.8	143.9	4.3	—	—	—	481.0	9%
Northern California	380.8	79.1	—	19.2	—	—	479.1	9%
Mountain West	1,333.7	20.9	—	15.1	—	—	1,369.7	26%
Hawaii	—	—	—	—	125.0	34.1	159.1	3%
Total Western U.S.	$3,062.3	$291.9	$7.6	$34.3	$125.0	$34.1	$3,555.2	67%

United Kingdom	$—	$508.3	$—	$166.8	$—	$—	$675.1	13%
Ireland	554.5	448.3	46.7	15.6	—	—	1,065.1	20%
Spain	—	—	—	3.3	—	—	3.3	—%
Total Europe	$554.5	$956.6	$46.7	$185.7	$—	$—	$1,743.5	33%

Total	$3,616.8	$1,248.5	$54.3	$220.0	$125.0	$34.1	$5,298.7	100%
% of Total Debt	68%	24%	1%	4%	2%	1%	100%

Kennedy-Wilson Holdings, Inc.
Investment Management Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $28 billion in Real Estate AUM(1) as of December 31, 2024.

Adjusted Fees
	Q4		Full Year
Fee Description	2024	2023	2024	2023
Investment Management — Base	$18.9	$14.3	$67.2	$52.3
Investment Management — Loan Origination / Acquisition / Disposition	11.3	2.1	32.6	9.9
Total - Investment Management — Base and Transaction	30.2	16.4	99.8	62.2

Carried Interests - Unrealized(2)	(4.6)	(28.0)	(49.7)	(64.3)

Property Services	0.5	0.6	1.4	2.2
Total Adjusted Fees(3)	$26.1	$(11.0)	$51.5	$0.1
(1) As defined in "Common Definitions" section of the earnings release.
(2) KW had accrued net carried interests receivable of $20.5 million as of December 31, 2024.
(3) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-held investments.

Three Months Ended December 31,	Units	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Market Rate Portfolio
Region:
Mountain West	7,752	95.1%	94.1%	1.0%	$33.3	$32.4	2.7%	$9.8	$10.5	(6.8)%	$23.5	$21.9	7.3%
Pacific Northwest	3,931	94.2	92.8	1.5	18.0	17.3	3.9	6.4	6.4	(0.6)	11.6	10.9	6.6
Southern California	1,438	95.1	94.8	0.4	6.9	6.8	1.7	2.7	2.7	1.1	4.2	4.1	2.0
Northern California	1,670	92.9	91.5	1.5	9.0	8.9	1.0	3.7	3.8	(2.9)	5.3	5.1	3.9
Western U.S.	14,791	94.6%	93.6%	1.1%	$67.2	$65.4	2.7%	$22.6	$23.4	(3.5)%	$44.6	$42.0	6.2%
Ireland	2,488	98.4	98.5	(0.2)	8.9	8.7	2.3	2.1	2.0	4.5	6.8	6.7	1.6
Market Rate Total	17,279	95.0%	94.1%	1.0%	$76.1	$74.1	2.6%	$24.7	$25.4	(2.9)%	$51.4	$48.7	5.6%

Affordable Portfolio
Region:
Pacific Northwest	6,401	93.0%	94.9%	(1.9)%	$12.3	$11.3	8.4%	$4.4	$4.1	7.1%	$7.9	$7.2	9.1%
Mountain West	2,273	94.5	94.5	—	3.5	3.3	6.4	1.1	1.2	(5.2)	2.4	2.1	13.0
Southern California	704	97.4	97.3	0.1	1.7	1.5	9.5	0.4	0.4	(5.3)	1.3	1.1	15.1
Northern California	676	97.3	97.6	(0.3)	1.4	1.3	8.4	0.5	0.4	4.8	0.9	0.8	10.3
Affordable Total	10,054	94.0%	95.2%	(1.3)%	$18.9	$17.4	8.1%	$6.4	$6.1	3.7%	$12.5	$11.2	10.5%

Total	27,333	94.7%	94.4%	0.4%	$95.0	$91.5	3.7%	$31.1	$31.5	(1.6)%	$63.9	$59.9	6.5%

Total Same Property Units	27,333
Excluded from Same-Property analysis:
Units acquired or stabilized after 10/1/23	2,804
Minority-held units	5,758
Total Stabilized Units	35,895
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis (continued)
(Unaudited)
(Dollars in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-held investments.

Year Ended December 31,	Units	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Market Rate Portfolio
Region:
Mountain West	7,752	94.6%	93.2%	1.5%	$131.2	$128.0	2.5%	$41.2	$40.7	1.2%	$90.0	$87.3	3.1%
Pacific Northwest	3,931	94.2	93.3	1.0	71.0	68.5	3.7	25.3	24.4	3.7	45.7	44.1	3.7
Southern California	1,438	94.6	95.3	(0.8)	27.4	26.6	3.2	10.4	10.1	2.5	17.0	16.4	3.6
Northern California	1,670	92.2	91.0	1.4	35.5	34.3	3.6	14.6	14.3	2.1	20.9	20.0	4.7
Western U.S.	14,791	94.2%	93.1%	1.2%	$265.1	$257.4	3.0%	$91.5	$89.5	2.2%	$173.6	$167.8	3.5%
Ireland	2,488	98.2	98.8	(0.5)	35.2	34.6	1.6	8.1	8.0	1.6	27.1	26.6	1.6
Market Rate Total	17,279	94.6%	93.7%	1.0%	$300.3	$292.0	2.9%	$99.6	$97.5	2.1%	$200.7	$194.4	3.2%

Affordable Portfolio
Region:
Pacific Northwest	5,977	93.9%	93.9%	0.1%	$44.1	$41.7	5.8%	$16.0	$14.7	8.6%	$28.1	$27.0	4.2%
Mountain West	1,800	95.7	92.9	3.0	11.0	10.4	5.5	3.7	3.5	3.5	7.3	6.9	6.6
Southern California	704	96.5	97.5	(1.0)	6.4	6.0	7.5	1.6	1.6	3.4	4.8	4.4	8.9
Northern California	676	97.0	97.8	(0.7)	5.3	4.8	9.1	1.8	1.6	8.8	3.5	3.2	9.3
Affordable Total	9,157	94.7%	94.3%	0.4%	$66.8	$62.9	6.1%	$23.1	$21.4	7.4%	$43.7	$41.5	5.5%

Total	26,436	94.6%	93.8%	0.8%	$367.1	$354.9	3.5%	$122.7	$118.9	3.1%	$244.4	$235.9	3.6%

Total Same Property Units	26,436
Excluded from Same-Property analysis:
Units acquired or stabilized after 1/1/23	3,701
Minority-held units	5,758
Total Stabilized Units	35,895
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rent)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same
Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Three Months Ended December 31,	Square Feet	Average % Occupancy			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	89.7%	90.5%	(0.8)%	$2.8	$2.8	0.6%	$1.2	$1.1	11.6%	$1.6	$1.7	(6.7)%
Northern California	0.3	84.8	84.9	(0.1)	2.6	2.6	0.3	1.2	1.1	13.2	1.4	1.5	(8.8)
Western U.S.	0.5	86.5%	86.9%	(0.4)%	5.4	5.4	0.5%	2.4	2.2	12.4%	3.0	3.2	(7.7)%
United Kingdom	1.4	91.7	93.9	(2.4)	13.0	12.9	0.5	1.2	1.0	22.8	11.8	11.9	(1.3)
Ireland	1.0	96.0	94.5	1.7	7.6	7.5	1.5	0.2	0.2	2.5	7.4	7.3	1.5
Italy	0.6	100.0	100.0	—	1.9	1.8	7.6	0.2	0.2	10.4	1.7	1.6	7.3
Europe	3.0	94.0%	95.4%	(0.7)%	22.5	22.2	1.4%	1.6	1.4	17.6%	20.9	20.8	0.3%

Total	3.5	93.5%	94.1%	(0.7)%	$27.9	$27.6	1.2%	$4.0	$3.6	14.4%	$23.9	$24.0	(0.7)%

Total Same Property Square Feet			3.5
Excluded from Same-Property analysis:
Assets acquired or stabilized after 10/1/23 or occupied by KW			0.2
Minority-held office properties			4.4
Total Stabilized Square Feet			8.1
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same
Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Year Ended December 31,	Square Feet	Average % Occupancy			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	90.0%	90.2%	(0.2)%	$11.0	$11.2	(1.9)%	$4.5	$4.1	5.5%	$6.5	$6.9	(6.5)%
Northern California	0.3	84.8	85.3	(0.6)	10.5	9.7	8.3	4.9	4.0	6.1	5.6	5.1	10.2
Western U.S.	0.5	86.6%	87.0%	(0.4)%	21.5	20.9	2.8%	9.4	8.1	5.8%	12.1	12.0	0.6%
United Kingdom	1.4	93.4	93.7	(0.3)	50.0	49.2	1.8	3.7	3.3	12.3	46.4	45.9	1.0
Ireland	1.0	95.2	94.4	0.8	30.3	29.9	1.3	1.0	1.0	(0.2)	29.3	28.9	1.3
Italy	0.6	100.0	100.0	—	7.7	7.1	8.5	0.9	1.0	(15.7)	6.8	6.0	12.6
Europe	3.0	95.3%	95.3%	—%	$88.0	$86.2	2.2%	5.6	5.3	4.5%	$82.5	$80.8	2.0%

Total	3.5	94.1%	94.1%	—%	$109.5	$107.1	2.3%	$15.0	$13.4	5.3%	$94.6	$92.8	1.8%

Total Same Property Square Feet			3.5
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/23 or occupied by KW			0.2
Minority-held office properties			4.4
Total Stabilized Square Feet			8.1
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same
Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-owned investments.

Three Months Ended December 31,	Square Feet	Average % Occupancy			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	89.7%	90.5%	(0.8)%	$2.8	$2.2	28.7%	$1.2	$1.1	11.6%	$1.5	$1.1	46.7%
Northern California	0.3	84.8	84.9	(0.1)	2.6	2.3	13.6	1.2	1.1	13.2	1.4	1.2	13.9
Western U.S.	0.5	86.5%	86.9%	(0.4)%	5.4	4.5	20.9%	2.4	2.2	12.4%	2.9	2.3	29.1%
United Kingdom	1.4	91.7	93.9	(2.4)	11.8	12.9	(8.9)	1.2	1.0	22.8	10.6	12.0	(11.5)
Ireland	1.0	96.0	94.5	1.7	6.4	7.8	(17.5)	0.2	0.2	2.5	6.2	7.6	(18.1)
Italy	0.6	100.0	100.0	—	1.9	1.8	7.6	0.2	0.2	10.4	1.8	1.6	11.4
Europe	3.0	94.0%	95.4%	(0.7)%	20.1	22.5	(10.6)%	$1.6	$1.4	17.6%	18.6	21.2	(12.5)%

Total	3.5	93.5%	94.1%	(0.7)%	$25.5	$27.0	(5.4)%	$4.0	$3.6	14.4%	$21.5	$23.5	(8.4)%

Total Same Property Square Feet			3.5
Excluded from Same-Property analysis:
Assets acquired or stabilized after 10/1/23 or occupied by KW			0.2
Minority-held office properties			4.4
Total Stabilized Square Feet			8.1
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same
Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-owned investments.

Year Ended December 31,	Square Feet	Average % Occupancy			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2024 vs. 2023	2024	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change

Region:
Southern California	0.2	90.0%	90.2%	(0.2)%	$10.9	$9.7	11.4%	$4.5	$4.1	5.5%	$6.4	$5.5	16.0%
Northern California	0.3	84.8	85.3	(0.6)	10.3	8.9	15.4	4.9	4.0	6.1	5.5	4.4	25.2
Western U.S.	0.5	86.6%	87.0%	(0.4)%	21.2	18.6	13.3%	9.4	8.1	5.8%	11.9	9.9	20.1%
United Kingdom	1.4	93.4	93.7	(0.3)	47.4	48.2	(1.6)	3.7	3.3	12.3	43.8	44.9	(2.6)
Ireland	1.0	95.2	94.4	0.8	30.4	27.2	11.5	1.0	1.0	(0.2)	29.3	26.2	11.9
Italy	0.6	100.0	100.0	—	7.7	7.1	8.5	0.9	1.0	(15.7)	6.8	6.0	12.6
Europe	3.0	95.3%	95.3%	—%	$85.5	$82.5	3.6%	$5.6	$5.3	4.5%	$79.9	$77.1	3.5%

Total	3.5	94.1%	94.1%	—%	$106.7	$101.1	5.4%	$15.0	$13.4	5.3%	$91.8	$87.0	5.4%

Total Same Property Square Feet			3.5
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/22 or occupied by KW			0.2
Minority-held office properties			4.4
Total Stabilized Square Feet			8.1
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited, dollars in millions)
Listed below is additional detailed information about the real estate acquisitions and dispositions completed during the three months and year ended December 31, 2024:

	100%		Kennedy Wilson's Share
Acquisitions	Real Estate Aggregate Purchase Price	Cap Rate(1)(4)	Real Estate Pro-Rata Purchase Price	Cap Rate(2)(4)	KW Ownership(3)
Q4-24
Western U.S.	$109.5	5.6%	$15.0	5.6%	13.7%
Europe	269.9	—%	27.0	—%	10.0%
Total	$379.4	5.6%	$42.0	5.6%	11.1%

FY-24
Western U.S.	$327.7	6.0%	$59.0	6.2%	18.0%
Europe	469.9	5.3%	47.0	5.3%	10.0%
Total	$797.6	5.8%	$106.0	6.1%	13.3%

	100%		Kennedy Wilson's Share
Dispositions	Real Estate Aggregate Sale Price	Cap Rate(1)	Real Estate Pro-Rata Sale Price	Cap Rate(2)	KW Ownership(3)
Q4-24
Western U.S.	$589.1	5.8%	$237.6	5.8%	40.3%
Europe	26.0	N/A	26.0	N/A	100.0%
Total	$615.1	5.8%	$263.6	5.8%	42.9%

FY-24
Western U.S.	$837.6	6.0%	$399.8	6.2%	47.7%
Europe	398.9	8.3%	364.2	8.4%	91.3%
Total	$1,236.5	6.8%	$764.0	7.3%	61.8%
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For Q4-24, there were $269.9 million of acquisitions and $65.7 million of dispositions of non-income producing real estate assets. For FY-24, there were $370.9 million of acquisitions and $166.3 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing properties at Kennedy Wilson's share. For Q4-24, there were $27.0 million of acquisitions and $62.1 million of dispositions of non-income producing real estate assets. For FY-24, there were $41.2 million of acquisitions and $111.6 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(3) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.
(4) As defined in the "Common Definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Consolidated	Co-Investments	Total	Consolidated	Co-Investments	Total
Segment revenue
Rental	$97.6	$—	$97.6	$99.7	$—	$99.7
Hotel	—	—	—	14.4	—	14.4
Investment management fees	—	29.9	29.9	—	16.3	16.3
Loans	—	7.5	7.5	—	9.1	9.1
Total segment revenue	97.6	37.4	135.0	114.1	25.4	139.5

Income (loss) from unconsolidated investments
Principal co-investments	—	56.2	56.2	—	(155.1)	(155.1)
Carried interests	—	(4.6)	(4.6)	—	(28.0)	(28.0)
Company's share of Interest, Depreciation, and Taxes included in income from unconsolidated investments(1)	—	33.5	33.5	—	31.5	31.5
Income (loss) from unconsolidated investments	—	85.1	85.1	—	(151.6)	(151.6)

Gain on sale of real estate, net	47.3	—	47.3	(11.0)	—	(11.0)

Segment expenses
Rental	36.8	—	36.8	38.9	—	38.9
Hotel	—	—	—	10.5	—	10.5
Compensation and related	14.3	15.0	29.3	10.0	11.3	21.3
Carried interests compensation	—	(1.1)	(1.1)	—	(9.6)	(9.6)
General and administrative	4.1	4.8	8.9	4.0	3.9	7.9
Other (income) loss	(1.3)	1.0	(0.3)	4.8	4.5	9.3
Other segment items (1)	2.0	(0.3)	1.7	2.1	(0.1)	2.0
Total segment expenses	55.9	19.4	75.3	70.3	10.0	80.3

Segment Adjusted EBITDA	89.0	$103.1	$192.1	32.8	$(136.2)	$(103.4)

Reconciliation of Segment Adjusted EBITDA to Net Income (loss) attributable to Kennedy-Wilson Holdings, Inc. Common Shareholders
Other revenue			0.5			0.6
Compensation and related, corporate			(16.1)			(19.4)
General and administrative, corporate			(1.9)			(2.3)
Depreciation and amortization			(36.1)			(39.5)
Interest expense			(65.7)			(66.7)
Loss on early extinguishment of debt			(1.2)			—
Other income			9.9			(17.7)
Provision for income taxes			(6.0)			42.0
Income from unconsolidated investments excluded from Adjusted EBITDA(1)			(33.5)			(31.5)
EBITDA adjustments to NCI(1)			1.7			2.0
Net income (loss)			43.7			(235.9)
Net loss (income) attributable to noncontrolling interests			0.3			(1.0)
Preferred dividends			(10.9)			(10.9)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders			$33.1			$(247.8)
(1) See Appendix for reconciliation of Kennedy Wilson's Share of Segment amounts.

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Year Ended December 31, 2024			Year Ended December 31, 2023
	Consolidated	Co-Investments	Total	Consolidated	Co-Investments	Total
Segment revenue
Rental	$390.6	$—	$390.6	$415.3	$—	$415.3
Hotel	9.3	—	9.3	57.1	—	57.1
Investment management fees	—	98.9	98.9	—	61.9	61.9
Loans	—	31.2	31.2	—	26.1	26.1
Total segment revenue	399.9	130.1	530.0	472.4	88.0	560.4

Income (loss) from unconsolidated investments
Principal co-investments	—	56.2	56.2	—	(188.5)	(188.5)
Carried interests	—	(49.7)	(49.7)	—	(64.3)	(64.3)
Company's share of Interest, Depreciation, and Taxes included in income from unconsolidated investments(1)	—	135.4	135.4	—	102.4	102.4
Income (loss) from unconsolidated investments	—	141.9	141.9	—	(150.4)	(150.4)

Gain on sale of real estate, net	160.1	—	160.1	127.6	—	127.6

Segment expenses
Rental	150.0	—	150.0	152.6	—	152.6
Hotel	7.6	—	7.6	37.9	—	37.9
Compensation and related	39.4	49.1	88.5	42.7	39.0	81.7
Carried interests compensation	—	(16.6)	(16.6)	—	(15.1)	(15.1)
General and administrative	14.9	16.7	31.6	15.5	12.7	28.2
Other (income) loss	(1.0)	11.0	10.0	(2.3)	7.0	4.7
Other segment items (1)	7.8	(0.9)	6.9	29.3	(0.3)	29.0
Total segment expenses	218.7	59.3	278.0	275.7	43.3	319.0

Segment Adjusted EBITDA	341.3	$212.7	$554.0	324.3	$(105.7)	$218.6

Reconciliation of Segment Adjusted EBITDA to Net Loss attributable to Kennedy-Wilson Holdings, Inc. Common Shareholders
Other revenue			1.4			2.2
Compensation and related, corporate			(46.3)			(57.7)
General and administrative, corporate			(7.2)			(7.5)
Depreciation and amortization			(148.3)			(157.8)
Interest expense			(261.1)			(259.2)
Loss on early extinguishment of debt			(1.7)			(1.6)
Other income			14.2			(0.3)
Provision for income taxes			(10.2)			55.3
Income from unconsolidated investments excluded from Adjusted EBITDA(1)			(135.4)			(102.4)
EBITDA adjustments to NCI(1)			6.9			29.0
Net loss			(33.7)			(281.4)
Net loss (income) attributable to noncontrolling interests			0.7			(22.4)
Preferred dividends			(43.5)			(38.0)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders			$(76.5)			$(341.8)
(1) See Appendix for reconciliation of Kennedy Wilson's Share of Segment amounts.

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	December 31, 2024		December 31, 2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(2.7)	$137.5	$(5.5)	$94.8
Accounts receivable	(0.5)	47.4	(0.4)	84.9
Real estate and acquired in place lease values, net of accumulated depreciation and amortization(1)	(108.7)	4,564.9	(118.7)	4,619.7
Unconsolidated investments	—	(2,042.4)	—	(2,069.1)
Other assets	(4.7)	189.5	(5.2)	142.4
Loan purchases and originations	—	12.1	—	12.1
Total assets	$(116.6)	$2,909.0	$(129.8)	$2,884.8

Liabilities
Accounts payable	$(0.5)	$—	$(0.3)	$—
Accrued expenses and other liabilities	(9.5)	151.5	(9.7)	125.0
Mortgage debt	(71.8)	2,757.5	(76.5)	2,759.8
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(81.8)	2,909.0	(86.5)	2,884.8
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(34.8)	—	(43.3)	—
Total equity	(34.8)	—	(43.3)	—
Total liabilities and equity	$(116.6)	$2,909.0	$(129.8)	$2,884.8
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $32.8 million and $49.6 million relating to noncontrolling interests and unconsolidated investments, respectively as of December 31, 2024, and $30.1 million and $48.7 million relating to noncontrolling interests and unconsolidated investments, respectively as of December 31, 2023.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	Q4-2024		Q4-2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(3.3)	$74.1	$(3.1)	$69.6
Hotel	—	10.5	—	6.5
Sale of real estate	—	4.4	—	7.8
Investment management fees	0.2	—	0.2	—
Total revenue	(3.1)	89.0	(2.9)	83.9

Total income (loss) from unconsolidated investments	—	(51.6)	—	183.1

Fair value(3)	—	12.6	—	(157.1)
Carried interests	—	(4.6)	—	(28.0)
Gain on sale of real estate, net	0.1	32.6	(0.4)	—

Expenses
Rental	(1.3)	24.2	(1.4)	23.1
Hotel	—	9.7	—	8.5
Cost of real estate sold	—	3.2	—	7.1
General and administrative	—	—	0.2	—
Depreciation and amortization	(1.1)	1.0	(1.3)	0.8
Total expenses	(2.4)	38.1	(2.5)	39.5
Interest expense	0.6	(32.4)	0.7	(30.1)
Gain on early extinguishment of debt, net	—	—	—	—
Other loss	0.3	(7.5)	(0.1)	(11.8)
Income before provision for income taxes	0.3	—	(0.2)	0.5
Provision for income taxes	—	—	(0.8)	(0.5)
Net income (loss)	0.3	—	(1.0)	—
Net income attributable to noncontrolling interests	(0.3)	—	1.0	—
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	Year ended December 31, 2024		Year ended December 31, 2023
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(12.9)	$289.9	$(12.4)	$256.3
Hotel	—	31.7	—	11.1
Sale of real estate	—	46.7	—	19.5
Investment management fees	0.8	—	0.4	—
Total revenue	(12.1)	368.3	(12.0)	286.9

Total income (loss) from unconsolidated investments	—	(6.5)	—	252.8

Fair value(3)	—	(9.8)	—	(233.7)
Carried interests	—	(49.7)	—	(64.3)
Gain on sale of real estate, net	0.1	32.6	(21.9)	—

Expenses
Rental	(4.8)	94.8	(4.8)	82.8
Hotel	—	36.3	—	16.3
Cost of real estate sold	—	43.1	—	13.6
General and administrative	—	—	0.2	—
Depreciation and amortization	(5.1)	3.9	(5.2)	3.2
Total expenses	(9.9)	178.1	(9.8)	115.9
Interest expense	2.4	(131.0)	2.5	(99.0)
Loss on early extinguishment of debt	—	—	—	—
Other income (loss)	0.4	(25.4)	—	(26.6)
Income before provision for income taxes	0.7	0.4	(21.6)	0.2
Provision for (benefit from) income taxes	—	(0.4)	(0.8)	(0.2)
Net income (loss)	0.7	—	(22.4)	—
Net income attributable to noncontrolling interests	(0.7)	—	22.4	—
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Includes the reclassification of cumulative unrealized fair value gains/losses on unconsolidated investments, as realized.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Estimated Annual NOI Reconciliation
(Unaudited)
(Dollars in millions)

Rental Revenues	$97.6
Hotel Revenues	—
Rental (Expenses)	(36.8)
Hotel (Expenses)	—
Loans and other	7.5
Consolidated NOI	$68.3
Adjustments:
Non-controlling interest	(2.0)
NOI from Unconsolidated investments (KW Share)	50.7
Property-Level NOI - Q4-24 (KW Share)	$117.0

Adjustments
Assets acquired and disposed (net)	(3.3)
Lease-up and development portfolio	2.4
Assets owned and occupied by Kennedy Wilson	1.3
Amortization of above/below market leases (net)	—
Straight-line and free rent (net)	2.6
Non-recurring income/expense, FX, and other	(3.3)
Q4-24 Estimated NOI	$116.7
Estimated Annual NOI - December 31, 2024	$466.6

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited, Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Interest expense (Kennedy Wilson's Share)
Interest expense	65.7	66.7	261.1	259.2
Interest expense (attributable to noncontrolling interests)	(0.7)	(0.6)	(2.5)	(2.4)
Kennedy Wilson's share of interest expense included in unconsolidated investments	32.4	30.2	131.0	99.1
Interest expense (Kennedy Wilson's Share)	$97.4	$96.3	$389.6	$355.9

(Gain) loss on early extinguishment of debt
(Gain) loss on early extinguishment of debt	1.2	—	1.7	1.6
(Gain) loss on early extinguishment of debt (attributable to noncontrolling interests)	—	—	—	—
(Gain) loss on early extinguishment of debt (Kennedy Wilson's Share)	$1.2	$—	$1.7	$1.6

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	36.1	39.5	148.3	157.8
Depreciation and amortization (attributable to noncontrolling interests)	(1.3)	(1.2)	(5.1)	(5.0)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.1	0.8	4.0	3.2
Depreciation and amortization (Kennedy Wilson's Share)	$35.9	$39.1	$147.2	$156.0

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for income taxes	6.0	(42.0)	10.2	(55.3)
Provision for (benefit from) income taxes (attributable to noncontrolling interests)	—	0.8	—	0.8
Provision for income taxes included in unconsolidated investments	—	0.5	0.4	0.1
Provision for (benefit from) income taxes (Kennedy Wilson's Share)	$6.0	$(40.7)	$10.6	$(54.4)

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share of Segment Amounts
(Unaudited, Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Interest, Depreciation, and Taxes included in income from unconsolidated investments (Kennedy Wilson's Share)
Kennedy Wilson's share of interest expense included in unconsolidated investments	32.4	30.2	131.0	99.1
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.1	0.8	4.0	3.2
Kennedy Wilson's share of provision for income taxes included in unconsolidated investments	—	0.5	0.4	0.1
Interest, Depreciation, and Taxes included in income from unconsolidated investments (Kennedy Wilson's Share)	$33.5	$31.5	$135.4	$102.4

Other segment items - consolidated
Fees eliminated in consolidation	(0.3)	(0.1)	(0.9)	(0.3)
Net loss (income) attributable to noncontrolling interests	0.3	(1.0)	0.7	(22.4)
Interest expense (attributable to noncontrolling interests)	(0.7)	(0.6)	(2.5)	(2.4)
Depreciation and amortization (attributable to noncontrolling interests)	(1.3)	(1.2)	(5.1)	(5.0)
Provision for (benefit from) income taxes (attributable to noncontrolling interests)	—	0.8	—	0.8
Other segment items - consolidated	$(2.0)	$(2.1)	$(7.8)	$(29.3)

EBITDA adjustments (attributable to noncontrolling interests) (Kennedy Wilson's Share)
Net loss (income) attributable to noncontrolling interests	0.3	(1.0)	0.7	(22.4)
Interest expense (attributable to noncontrolling interests)	(0.7)	(0.6)	(2.5)	(2.4)
Depreciation and amortization (attributable to noncontrolling interests)	(1.3)	(1.2)	(5.1)	(5.0)
Provision for (benefit from) income taxes (attributable to noncontrolling interests)	—	0.8	—	0.8
EBITDA adjustments (attributable to noncontrolling interests) (Kennedy Wilson's Share)	$(1.7)	$(2.0)	$(6.9)	$(29.0)

Total revenue
Total segment revenue	135.0	139.5	530.0	560.4
Other revenue	0.5	0.6	1.4	2.2
Total revenue	$135.5	$140.1	$531.4	$562.6

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in millions)

	Q4 - 2024		Q4 - 2023
	Same Property		Same Property
	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)
Rental Revenues	$97.6	$97.6	$99.7	$99.7
Hotel Revenues	—	—	14.4	14.4
Rental (Expenses)	—	(36.8)	—	(38.9)
Hotel (Expenses)	—	—	—	(10.5)
Consolidated Total	97.6	60.8	114.1	64.7
Less: NCI adjustments (1)	(3.1)	(1.9)	(3.0)	(1.9)
Add: Unconsolidated investment adjustments (2)	50.8	35.4	48.7	33.4
Add: Above/below market rents(6)	(0.1)	(0.1)	(0.4)	(0.4)
Less: Reimbursement of recoverable operating expenses	(7.9)	—	(7.8)	—
Less: Properties bought and sold(3)	(2.6)	(2.1)	(23.3)	(9.6)
Less: Other properties excluded (4)	(11.0)	(3.7)	(8.0)	(3.5)
Other Reconciling Items (5)	(0.8)	(0.6)	(1.2)	1.2
Same Property	$122.9	$87.8	$119.1	$83.9

	Q4 - 2024		Q4 - 2023
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)(7)
Office - Same Property	$27.9	$23.9	$27.6	$24.0
Multifamily Market Rate Portfolio - Same Property	76.1	51.4	74.1	48.7
Multifamily Affordable Portfolio - Same Property	18.9	12.5	17.4	11.2
Same Property	$122.9	$87.8	$119.1	$83.9
Straight-line rent adjustments (net)	(2.4)	(2.4)	(0.6)	(0.6)
Same Property (Excluding Straight-Line Rents)	$120.5	$85.4	$118.5	$83.3
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.
(7) Please see below for a reconciliation of Same Property NOI (Net Effective) to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in million

	Year Ended December 31, 2024		Year Ended December 31, 2023
	Same Property*		Same Property*
	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)
Rental Revenues	$390.6	$390.6	$415.3	$415.3
Hotel Revenues	9.3	9.3	57.1	57.1
Rental (Expenses)	—	(150.0)	—	(152.6)
Hotel (Expenses)	—	(7.6)	—	(37.9)
Consolidated Total	399.9	242.3	472.4	281.9
Less: NCI adjustments (1)	(12.3)	(7.5)	(12.8)	(8.0)
Add: Unconsolidated investment adjustments (2)	193.1	134.4	187.5	131.0
Add: Above/below market rents(6)	(1.1)	(1.1)	(1.8)	(1.8)
Less: Reimbursement of recoverable operating expenses	(31.7)	—	(33.2)	—
Less: Properties bought and sold (3)	(29.0)	(14.0)	(109.0)	(54.8)
Less: Other properties excluded (4)	(36.2)	(13.2)	(36.7)	(20.2)
Other Reconciling Items (5)	(6.1)	(1.9)	(4.4)	0.6
Same Property	$476.6	$339.0	$462.0	$328.7

	Year Ended December 31, 2024		Year Ended December 31, 2023
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)(7)
Office - Same Property	$109.5	$94.6	$107.1	$92.8
Multifamily Market Rate Portfolio - Same Property	300.3	200.7	292.0	194.4
Multifamily Affordable Portfolio - Same Property	66.8	43.7	62.9	41.5
Same Property	$476.6	$339.0	$462.0	$328.7
Straight-line rent adjustments (net)	(2.8)	(2.8)	(6.0)	(6.0)
Same Property (Excluding Straight-Line Rents)	$473.8	$336.2	$456.0	$322.7
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable periods.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.
(7) Please see below for a reconciliation of Same Property NOI (Net Effective) to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in million

	Same Property - Revenue(6)*
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Total Revenue	$135.5	$140.1	$531.4	$562.6
Less: Investment management fees	(29.9)	(16.3)	(98.9)	(61.9)
Less: Other	(0.5)	(0.6)	(1.4)	(2.2)
Less: Loans	(7.5)	(9.1)	(31.2)	(26.1)
Less: NCI adjustments (1)	(3.1)	(3.0)	(12.3)	(12.8)
Add: Unconsolidated investment adjustments (2)	50.8	48.7	193.1	187.5
Add: Above/below market rents (6)	(0.1)	(0.4)	(1.1)	(1.8)
Less: Reimbursement of recoverable operating expenses	(7.9)	(7.8)	(31.7)	(33.2)
Less: Properties bought and sold (3)	(2.6)	(23.3)	(29.0)	(109.0)
Less: Other properties excluded (4)	(11.0)	(8.0)	(36.2)	(36.7)
Other Reconciling Items (5)	(0.8)	(1.2)	(6.1)	(4.4)
Same Property	$122.9	$119.1	$476.6	$462.0

	Same Property - Revenue(6)*
	For the Three Months Ended December 31,		For the Year Ended December 31,
Same Property (Reported)	2024	2023	2024	2023
Office - Same Property	$27.9	$27.6	$109.5	$107.1
Multifamily Market Rate Portfolio - Same Property	76.1	74.1	300.3	292.0
Multifamily Affordable Portfolio - Same Property	18.9	17.4	66.8	62.9
Same Property	$122.9	$119.1	$476.6	$462.0
Straight-line rent adjustments (net)	(2.4)	(0.6)	(2.8)	(6.0)
Same Property (Excluding Straight-Line Rents)	$120.5	$118.5	$473.8	$456.0
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and hotel revenue attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6)Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in million

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net Income	$43.7	$(235.9)	$(33.7)	$(281.4)
Less: Investment management fees	(29.9)	(16.3)	(98.9)	(61.9)
Less: Other	(0.5)	(0.6)	(1.4)	(2.2)
Less: Loan	(7.5)	(9.1)	(31.2)	(26.1)
Less: Total Income from unconsolidated investments	(51.6)	183.1	(6.5)	252.8
Less: Gain on sale of real estate, net	(47.3)	11.0	(160.1)	(127.6)
Add: Compensation and related	45.4	40.7	134.8	139.4
Add: Carried interests compensation	(1.1)	(9.6)	(16.6)	(15.1)
Add: General and administrative	10.8	10.2	38.8	35.7
Add: Depreciation and amortization	36.1	39.5	148.3	157.8
Add: Interest Expense	65.7	66.7	261.1	259.2
Add: Gain (loss) on early extinguishment of debt	1.2	—	1.7	1.6
Less: Other income (loss)	(10.2)	27.0	(4.2)	5.0
Add: Provision for income taxes	6.0	(42.0)	10.2	(55.3)
Less: NCI adjustments (1)	(1.9)	(1.9)	(7.5)	(8.0)
Add: Unconsolidated investment adjustments (2)	35.4	33.4	134.4	131.0
Add: Above/below market rents (6)	(0.1)	(0.4)	(1.1)	(1.8)
Less: Properties bought and sold (3)	(2.1)	(9.6)	(14.0)	(54.8)
Less: Other properties excluded (4)	(3.7)	(3.5)	(13.2)	(20.2)
Other Reconciling Items (5)	(0.6)	1.2	(1.9)	0.6
Same Property NOI (Net Effective)*	$87.8	$83.9	$339.0	$328.7

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended December 31,		For the Year Ended December 31,
Same Property (Reported)	2024	2023	2024	2023
Office - Same Property	$23.9	$24.0	$94.6	$92.8
Multifamily Market Rate Portfolio - Same Property	51.4	48.7	200.7	194.4
Multifamily Affordable Portfolio - Same Property	12.5	11.2	43.7	41.5
Same Property NOI (Net Effective)* (Reported)	$87.8	$83.9	$339.0	$328.7
Straight-line rent adjustments (net)	(2.4)	(0.6)	(2.8)	(2.8)
Same Property NOI (Excluding Straight-Line Rents)	$85.4	$83.3	$336.2	$322.7
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	Q4		Full Year
	2024	2023	2024	2023
Investment management fees	$29.9	$16.3	$98.9	$61.9
Property services fees	0.5	0.6	1.4	2.2

Non-GAAP adjustments:
Add back:
KW Share of fees eliminated in consolidation(1)	0.3	0.1	0.9	0.3
Carried interests included in unconsolidated investments	(4.6)	(28.0)	(49.7)	(64.3)
Adjusted Fees	$26.1	$(11.0)	$51.5	$0.1
(1) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Baseline EBITDA Reconciliation
(Unaudited)
(Dollars in millions)

	Baseline EBITDA*
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net Income	$43.7	$(235.9)	$(33.7)	$(281.4)
Less: Total Income from unconsolidated investments	(51.6)	183.1	(6.5)	252.8
Less: Gain (loss) on sale of real estate, net	(47.3)	11.0	(160.1)	(127.6)
Add: Share-based compensation	6.3	12.8	23.6	34.5
Add: Carried interests compensation	(1.1)	(9.6)	(16.6)	(15.1)
Add: Depreciation and amortization	36.1	39.5	148.3	157.8
Add: Interest expense	65.7	66.7	261.1	259.2
Add: Gain (loss) on early extinguishment of debt	1.2	—	1.7	1.6
Less: Other income (loss)	(10.2)	27.0	(4.2)	5.0
Add: Benefit from (provision for) income taxes	6.0	(42.0)	10.2	(55.3)
Less: Non-controlling interest (1)	(2.0)	(1.7)	(8.1)	(7.6)
Add: NOI from unconsolidated investments (KW Share) (2)	50.7	44.5	190.5	168.3
Add: Fees eliminated in consolidation (3)	0.3	0.1	0.9	0.3
Baseline EBITDA*	$97.8	$95.5	$407.1	$392.5
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Multifamily Portfolio
As of December 31, 2024
(Unaudited)
(Dollars in millions, except average rents per unit)

Multifamily	# of Assets	Units	Occupancy (Asset Level)	Occupancy (KW Share)	Average Rent(1)	KW Share of Estimated Annual NOI
Mountain West	22	5,952	95.0%	95.1%	$1,618	$81.2
Pacific Northwest	5	1,280	94.3	94.3	2,252	23.2
Southern California	2	696	96.2	96.2	2,564	14.0
Northern California	3	1,330	93.1	93.1	2,265	21.6
Total Multifamily	32	9,258	94.8%	94.8%	$1,876	$140.0

(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units)
divided by the number of units, and are weighted averages based on the Company's ownership percentage in the underlying properties.

Kennedy-Wilson Holdings, Inc.
Consolidated Office Portfolio
As of December 31, 2024
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq. ft.)

Office	# of Assets	Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per Sq. Ft.(1)	Kennedy Wilson's Share of Estimated Annual NOI
Southern California(2)	4	0.5	86.5%	86.5%	$50.2	$13.9
Northern California	1	0.3	84.7	84.9	40.3	5.7
Total Western U.S.	5	0.8	85.9%	85.9%	$46.8	$19.6
United Kingdom(3)	7	1.3	87.7	87.7	46.3	48.8
Ireland(3)(4)	6	0.6	95.5	95.2	45.1	23.5
Italy(3)	6	0.6	100.0	100.0	13.3	6.9
Total Europe(3)	19	2.5	92.5%	92.4%	$37.4	$79.2

Total Stabilized	24	3.3	90.8%	90.7%	$39.7	$98.8

Lease-up Assets	5	0.9	See page 26 for more information
Total	5	0.9

Total Office	29	4.2
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of December 31, 2024 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Includes our corporate headquarters wholly-owned by KW comprising 58,000 sq. ft., 100% occupancy, and $3.0 million in Estimated Annual NOI.
(3) Estimated foreign exchange rates are €1.00 = $1.03 USD and £1.00 = $1.25 USD, related to NOI.
(4) Includes our Irish headquarters wholly-owned by KW comprising 16,000 sq. ft., 100% occupancy, and $1.2 million in Estimated Annual NOI.